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                                                                    EXHIBIT 23.1

                           [Ernst & Young Letterhead]

                         CONSENT OF INDEPENDENT AUDITORS



        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the 2000 Stock Option Plan of Genetronics Biomedical Ltd. of our report dated May 3, 2000, with respect to the consolidated financial statements of Genetronics Biomedical Ltd. included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.




                                             /s/ Ernst & Young LLP
                                             -----------------------------------
Vancouver, Canada                            Chartered Accountants
March 30, 2001